UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 11, 2021 (January 8, 2021)

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue New York, New York 10170 (Address of principal executive offices, including zip code)

(212) 594-2700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 8.01.	Other Events.

In December 2020, SL Green Realty Corp. (“SLG”) announced a dividend payable on January 15, 2021 to shareholders of record at the close of business on December 15, 2020 (the “Record Date”). As a result of the elections shareholders were entitled to make with respect to cash or stock (including deemed elections) in connection with such dividend, the cash option was oversubscribed and will be prorated. Shareholders who elected to receive cash will receive, for each share of common stock they owned as of the Record Date, approximately $0.3735 in cash and 0.0279 shares of common stock. Shareholders who elected to receive shares will receive, for each share of common stock they owned as of the Record Date, approximately 0.0343 shares of common stock. The number of shares to be issued was calculated based on the volume weighted average trading price of SLG’s common stock between January 5-7, 2021, of $58.15 per share.

In the dividend announcement, the board of directors (the "Board") of SLG also authorized a reverse stock split. On January 8, 2021, a committee of the Board calculated the ratio for the reverse stock split of SLG’s issued and outstanding shares of common stock as 1.02918-for-1.

The reverse stock split will become effective after markets close on January 20, 2021. SLG’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange as of the opening of trading on January 21, 2021, under SLG’s existing symbol “SLG.” SLG’s common stock has been assigned a new CUSIP number of 78440X804 in connection with the reverse stock split, effective January 21, 2021.

Immediately after the reverse stock split becomes effective, every 1.02918 shares of SLG’s issued and outstanding shares of common stock will be combined into one share, and the par value per share will remain at $0.01. Cash will be paid in lieu of fractional shares so that shareholders receive a whole number of shares of SLG’s common stock. The cash payment will be based upon the closing price per share of SLG’s common stock on January 20, 2021.

After the issuance of the dividend and the completion of the reverse stock split, the number of shares of SLG’s common stock outstanding is expected to be the same as the number of total shares outstanding on the Record Date (not including any issuances or repurchases that may occur following the Record Date, as well as any fractional shares that would have been issued but for which cash-in-lieu was paid). However, on a relative basis, some individual shareholders may have more shares of SLG’s common stock, and some individual shareholders may have fewer shares of SLG’s common stock, depending on their individual elections to receive cash or stock and as a result of the cash option being oversubscribed.

SLG’s transfer agent, Computershare Inc. (“Computershare”), will act as SLG’s exchange agent for the reverse stock split. Computershare will manage the exchange of pre-split shares for post-split shares. Shareholders of record as of the close of business on the Record Date will receive a letter of transmittal providing instructions for the exchange of their shares. Brokers, banks and other nominees will be instructed to effect the reverse stock split for their beneficial holders who hold shares of SLG’s common stock in street name. However, these brokers, banks and other nominees may have different procedures for processing the reverse stock split and for making payment for fractional shares than those procedures that apply to registered shareholders. Shareholders who hold shares of SLG’s common stock with a broker, bank or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees. For further information, shareholders and securities brokers should contact Computershare by telephone at 1-866-230-9138.

Forward Looking Statement

This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Forward-looking statements contained in this Current Report on Form 8-K are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, potential risks and uncertainties relating to the novel coronavirus (COVID-19).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
(Registrant)

Date: January 11, 2021	By:	/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer